UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

LIGHTSTONE VALUE PLUS REIT V, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Space Coast Apartments located in Rockledge, Florida

On December 19, 2024, Lightstone Value Plus REIT V, Inc. (the “Company”), through LVP Space Coast Associates LLC (“LVP Space Coast”), a subsidiary of Lightstone REIT V OP LP, the Company’s operating partnership, entered into an Assignment and Assumption of Purchase and Sale Agreement (the “Assignment”) with LREP Acquisitions IX LLC (the “Assignor”), an affiliate of the Lightstone Group, LLC, which serves as the Company’s external advisor through an affiliate (collectively, the “Advisor”). Under the terms of the Assignment, LVP Space Coast was assigned the rights and assumed the obligations of the Assignor with respect to a certain Purchase and Sale Agreement (the “Purchase Agreement”), dated October 8, 2024, as amended, made between the Assignor, as the purchaser, and DHIC Rockledge, LLC (the “Seller”) as the seller, whereby the Assignor contracted to purchase a 240-unit multifamily property located in Rockledge, Florida (the “Space Coast Apartments”).

See Item 2.01 “Completion of Acquisition or Disposition of Assets” for additional information.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 19, 2024, the Company, through LVP Space Coast, completed the acquisition of the Space Coast Apartments from the Seller, an unrelated third party, for approximately $63.8 million, excluding closing and other acquisition related costs.

In connection with the acquisition of the Space Coast Apartments, the Company, through LVP Space Coast, simultaneously entered into a five-year $43.7 million non-recourse mortgage loan (the “Space Coast Mortgage”) scheduled to mature on January 1, 2030. The Space Coast Mortgage bears interest at 5.60% and requires monthly interest-only payments through January 1, 2028, and monthly principal and interest payments of approximately $0.3 million thereafter, through its stated maturity. The Space Coast Mortgage is collateralized by the Space Coast Apartments. The acquisition was funded with (i) proceeds of $43.7 million under the Space Coast Mortgage and (ii) approximately $20.1 million of cash on hand.

In connection with the acquisition, the Advisor received an aggregate of approximately $1.4 million in acquisition fees, acquisition expense reimbursements and debt financing fees.

Item 2.03	Creation of a Direct Financial Obligation of a Registrant.

The discussion contained with respect to the Space Coast Mortgage in “Item 2.01 Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In an email received by the Company’s board of directors (the “Board”) on December 19, 2024, Jeffrey Joseph announced his decision to resign from the Board immediately for personal medical reasons. Mr. Joseph subsequently confirmed that his resignation was not the result of any disagreement with the Board, the Company’s management or otherwise in connection with the Company’s operations, policies or practices. Mr. Joseph, 83, has served as a member of the Board with distinction since September 2018. With great sadness, the Board accepted his resignation. The Company thanks Mr. Joseph for his service and the many contributions he made to the Company during his six-year tenure on the Board.

Item 9.01	Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Financial Information.

The financial statements required by this item are not being filed herewith. To the extent financial statements are required by this item, such financial statements will be filed with the Securities and Exchange Commission by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT V, INC.

Dated: December 23, 2024	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer & Executive Vice President

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